                          STOCK ACQUISITION AGREEMENT

                                     Among

                                  JAMES LOOMAN

               the Sole Shareholder of MAGAZINE MARKETING, INC.,

                            MAGAZINE MARKETING, INC.

                                      and


                              THE SOURCE COMPANY,


                                 June 20, 1996

                               Table of Contents
                               -----------------


                                                                                Page
                                                                                ----
 I.     DEFINITIONS..........................................................    1

II.    TRANSFER OF COMPANY STOCK.............................................    4
       2.01.  Transfer of Company Stock: Purchase Price......................    4
       2.02.  Transactions at Closing........................................    5

III.   HOLD BACK; PRICE GUARANTEE; ADJUSTMENT................................    5
       3.01.  Hold Back......................................................    5
       3.02.  Price Guarantee; Adjustment....................................    6

IV.    WARRANTIES AND REPRESENTATIONS OF SELLER AND COMPANY..................    6
       4.01.  Organization and Standing of Company...........................    6
       4.02.  Authority......................................................    6
       4.03.  Capitalization and Share Ownership;Transfer of Company Stock;
                   Good Title and Condition of Assets........................    7
       4.04.  Books and Records; Financial Statements; Customer Revenues.....    7
       4.05.  Absence of Changes.............................................    8
       4.06.  Payment of All Debts and Liabilities...........................    9
       4.07.  No Conflicting Agreements or Orders............................    9
       4.08.  Compliance.....................................................   10
       4.09.  Litigation.....................................................   10
       4.10.  Condition of Company...........................................   10
       4.11.  Employment Agreements..........................................   10
       4.12.  Labor Relations................................................   11
       4.13.  Taxes..........................................................   11
       4.14.  Names of Company...............................................   11
       4.15.  Real and Personal Property, Leases.............................   11
       4.16.  Insurance......................................................   12
       4.17.  Certain Information............................................   12
       4.18.  Customers; Accounts Receivable.................................   12
       4.19.  Employee Benefit Plans.........................................   13
       4.20.  Receipt of the Source Shares Under the Securities Act..........   15
       4.21.  Other Contracts................................................   17
       4.22.  Corporate Records; Documents...................................   17
       4.23.  No Misrepresentation...........................................   17

V.     REPRESENTATIONS AND WARRANTIES OF THE SOURCE..........................   17
       5.01.  Organization and Standing of The Source and L-Sub..............   18


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
       5.02.  Binding Agreement...............................................   18
       5.03.  Agreement Within Authority......................................   18
       5.04.  No Conflicting Agreements or Orders.............................   18
       5.05.  Corporate Action................................................   18
       5.06.  No Conflict.....................................................   18
       5.07.  No Misrepresentation............................................   18
       5.08.  Source Shares Validly Issued....................................   19

VI.   COVENANTS OF SELLER AND COMPANY PENDING CLOSING.........................   19
       6.01.  Access to Information...........................................   19
       6.02.  Maintain Properties.............................................   19
       6.03.  Maintain Organization...........................................   19
       6.04.  Regular Course of Business......................................   19
       6.05.  Insurance.......................................................   19
       6.06.  Employees.......................................................   19
       6.07.  Business Changes................................................   20
       6.08.  Consents........................................................   20
       6.09.  Building Lease..................................................   20
       6.10.  Termination of Profit Sharing Plan..............................   20

VII.  COVENANTS OF THE SOURCE.................................................   20
       7.01.  Administrative Assistant........................................   20
       7.02.  Building Lease..................................................   20

VIII. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SOURCE
       AND L-SUB..............................................................   21
       8.01.  No Adverse Change...............................................   21
       8.02.  Representations, Warranties and Agreements of Seller and
                    Company...................................................   21
       8.03.  Opinion of Counsel..............................................   21
       8.04.  Absence of Litigation...........................................   21
       8.05.  Officers' Certificate...........................................   21
       8.06.  Approval of Documents...........................................   21
       8.07.  Casualty Loss...................................................   21
       8.08.  Satisfactory Review of the Company, the Business and
                    the Assets; Audit.........................................   22
       8.09.  Minimum Net Worth...............................................   22
       8.10.  Employment Agreement with Seller................................   22

IX.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER...........................   22
       9.01.  Representations, Warranties and Agreements of The Source........   22
       9.02.  Opinion of Counsel..............................................   22
       9.03.  Consents........................................................   22
       9.04.  Approval of Documents...........................................   23

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
       9.05.  The Source's Certificate........................................   23
       9.06.  Employment Agreement............................................   23

X.     INDEMNIFICATION........................................................   23
       10.01.  Indemnification of The Source by Seller and Company............   23
       10.02.  Indemnification of Seller by The Source and L-Sub..............   24
       10.03.  Notice to Indemnifying Party...................................   25
       10.04.  Termination of Indemnification Obligations of Company..........   25
       10.05.  Claims Threshold and Limitation................................   26

XI.    CLOSING AND RISK OF LOSS................................................  26
       11.01.  Place and Time..................................................  26
       11.02.  Simultaneous Performance........................................  26

XII.   MISCELLANEOUS...........................................................  26
       12.01.  Non-competition.................................................  26
       12.02.  Information.....................................................  27
       12.03.  Incorporation of Schedules......................................  27
       12.04.  Further Assurances..............................................  27
       12.05.  Transfer Taxes..................................................  27
       12.06.  Notices.........................................................  27
       12.07.  No Commission...................................................  28
       12.08.  Survival of Representations and Warranties......................  28
       12.09.  Entire Agreement................................................  28
       12.10.  Binding Effect..................................................  29
       12.11.  Third Parties...................................................  29
       12.12.  Expenses of the Parties.........................................  29
       12.13.  Counterparts....................................................  29
       12.14.  Ohio Law to Govern..............................................  29
       12.15.  Mail and Communications.........................................  29
       12.16.  Review of Closing Balance Sheet.................................  29

                          STOCK ACQUISITION AGREEMENT
                          ---------------------------

     This Stock Acquisition Agreement ("Agreement") is entered into as of the 20th day of June, 1996, among THE SOURCE COMPANY, a Missouri corporation ("The Source"), JAMES LOOMAN ("Seller"), the sole shareholder of MAGAZINE MARKETING, INC., an Ohio corporation ("Company"), and Company.

     WHEREAS, Seller owns all of the issued and outstanding shares of capital stock of Company;

     WHEREAS, Company operates a business engaged in the collection of retail display allowances for retail store chains (the "Business");

     WHEREAS, the Board of Directors of The Source has approved this Agreement and determined that it is in the best interests of The Source to acquire, through a wholly-owned subsidiary of The Source ("L-Sub"), all of the issued and outstanding shares of common stock of Company in exchange for shares of common stock of The Source and cash, upon the terms and subject to the conditions of this Agreement;

     WHEREAS, Seller has determined that it is in the best interests of Seller to transfer Company Stock to L-Sub in exchange for common stock of The Source and cash upon the terms and subject to the conditions of this Agreement; and

     WHEREAS, the Board of Directors and sole shareholder of Company have determined that it is in the best interests of Company and the conduct of the Business to become affiliated with and a subsidiary of The Source.

     THEREFORE, it is agreed as follows:

I.   DEFINITIONS.
     -----------

     For purposes of this Agreement, the following words and phrases have the following meanings:

     "Accounting Firm" means BDO Seidman.

     "Accounts Receivable" means any amounts which are or will be due from retail display customers relating to all checks Company has received from publishers for which Company has invoiced, or will invoice, its retail display customers for any fees and charges, but for which Company has not received payment. "Accounts Receivable" shall not include claims processed by the Company and submitted to a publisher for which Company has not received a check from the publisher. Other than as provided for in this definition, all amounts due to or paid to Company shall be accounted for on the cash basis, without regard to the period in which the amount relates.

     "Accounts Receivables Schedule" is defined in Section 4.18.

     "Assets" means all of the right, title and interest in and to the property, real, personal and mixed, tangible or intangible, of every kind or character and wherever located, owned by Company and comprising the Business in its entirety.

     "Audit" is defined in Section 8.08.

     "Business" is defined in the third paragraph of this Agreement.

     "Closing" means the consummation of the transactions contemplated by this Agreement.

     "Closing Accounts Receivable" means any amounts which are or will be due from retail display customers relating to all checks Company has received from publishers as of the Closing Date for which the Company has invoiced, is in the process of invoicing, or promptly after the Closing invoices with respect to checks received from publishers through the Closing Date its retail display customers for any fees and charges, but for which Company has not received payment. "Closing Accounts Receivable" shall not include claims processed by the Company and submitted to a publisher for which Company has not received a check from the publisher on or before the Closing Date. Other than as provided for in this definition and in the definition of Accounts Receivable, all amounts due to or paid to Company shall be accounted for on the cash basis, without regard to the period in which the amount relates.

     "Closing Balance Sheet" means the balance sheet of Company as of the close of business on the day preceding the Closing Date.

     "Closing Balance Sheet Date" means the date of the Closing Balance Sheet.

     "Closing Customer List" is defined in Section 4.18.

     "Closing Date" means 10:00 a.m. on or before June 27, 1996, or such other date and time as are mutually agreed upon in writing by The Source and Seller.

     "Closing Liabilities" means any liabilities or obligations of Company as of the Closing Date, including (but not by way of limitation) all current year income taxes, franchise taxes, or other taxes measured by the income of Company (as a cash basis tax payer) through the Closing Date.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means Magazine Marketing, Inc., an Ohio corporation.

     "Company Stock" means all of the issued and outstanding shares of common stock of Company.

     "Contracts" means the contracts, leases and other agreements set forth in
Schedule 4.21 to which Company is a party.

     "December 31 Balance Sheet" means the balance sheet contained in the December 31, 1995 Financial Statements provided in accordance with Section 4.04.

     "December 31 Financial Statements" means the financial statements of Company as of and for the year ended December 31, 1995, as delivered to The Source by Seller and Company in accordance with Section 4.04.

     "Employment Agreement" is defined in Section 8.10.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

     "Excluded Assets" means cash, the Closing Accounts Receivable, the Cadillac and Subaru automobiles owned by Company and included in the Assets and such other assets of Company as are set forth in Schedule 1.01 and will be delivered to Seller at Closing.

     "Financial Statements" are defined in Section 4.04.

     "Hold Back Stock" means that number of Source Shares, rounded to the nearest whole number, which equals one-third (1/3) of the Source Shares being transferred by L-Sub to Seller or delivered to the Escrow Agent at Closing.

     "Indemnification Escrow Agent" is defined in Section 2.02(c).

     "Indemnification Escrow Agreement" is defined in Section 2.02(c).

     "Interim Financial Statements" is defined in Section 4.04.

     "Liabilities" means the liabilities and obligations of Company, including accounts payable, existing as of the close of business on December 31, 1995 and set forth on the December 31 Balance Sheet, and as paid or incurred in the ordinary course of business of Company, consistent with past practice, from December 31, 1995 to the Closing Date, if and to the extent that the same are accrued or reserved for on the Closing Balance Sheet and remain unpaid and undischarged on the Closing Date, and the liabilities and obligations of Company set forth in Schedule 1.01 or otherwise in the Schedules to this Agreement.

     "1995 Customer Revenues" is defined in Section 4.04(b).

     "Non Hold Back Stock" means the Source Shares, except for the Hold Back Stock.

     "Promissory Note" is defined in Section 2.01.

     "Quarterly Payments" is defined in Section 2.01.

     "Registration Statement" means the Registration Statement filed by The Source on Form 10-SB under the Securities Exchange Act of 1934, and all amendments thereto.

     "Securities Act" means the Securities Act of 1933, as amended, and rules and regulations thereunder.

     "Seller" means James Looman, the sole shareholder of Company.

     "Source Shares" is defined in Section 2.01.

     "Subsequent Financial Statements" is defined in Section 4.04(a).

     "Transaction" means the exchange of the Source Shares and cash for the Company Stock, as contemplated in Section 2.01.

     "Undisclosed Liabilities" means liabilities of Company which are not included in the Liabilities.

II.  TRANSFER OF COMPANY STOCK.

     2.01.  Transfer of Company Stock: Purchase Price.

     At the Closing, subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants contained herein, Seller shall transfer, convey and assign to L-Sub, and L-Sub shall acquire, all of the Company Stock in exchange for payment of Two Hundred Seventy-Five Thousand Dollars ($275,000), plus One Hundred Thousand (100,000) shares of The Source common stock, par value $.01 per share (the "Source Shares"). In addition, Company shall pay Seller Ten Thousand Dollars ($10,000) as of the end of each quarter for the two year period following the Closing Date (or a total of $80,000)(the "Quarterly Payments"), for which the first payment shall be due on June 30, 1996, by delivery of a Promissory Note in substantially the same form as attached Schedule 2.01 (the "Promissory Note").

     2.02.  Transactions at Closing.  At the Closing:

          (a) Seller will deliver the Company Stock to L-Sub, duly endorsed for transfer to L-Sub, in form acceptable to The Source's counsel, so as to effectively vest in L-Sub full, indefeasible, merchantable, legal, equitable and beneficial title to the

     Company Stock, free and clear of all debts, claims, security interests, liens, encumbrances and other title retention agreements, pledges, assessments, covenants, restrictions and charges of every nature;

          (b) The Source will pay to Seller Two Hundred Seventy Five Thousand Dollars ($275,000) by bank wire transfer (instructions for the payment of which will be delivered to The Source by Seller not less than two business days prior to the Closing Date) and deliver to Seller the Promissory Note;

          (c) L-Sub will deliver the Hold Back Stock to the Indemnification Escrow Agent (the "Indemnification Escrow Agent") under the Indemnification Escrow Agreement set forth in Schedule 2.02(c) or otherwise required by and acceptable to the Indemnification Escrow Agent (the "Indemnification Escrow Agreement"), which shall be executed by Seller, The Source and the Indemnification Escrow Agent at the Closing (and Seller will deliver appropriate irrevocable stock powers, fully endorsed in blank, with respect to the Hold Back Stock) and will deliver the Non Hold Back Stock to Seller, free and clear of all debts, claims, security interests, liens, encumbrances, and other title retention agreements, pledges, assessments, covenants, restrictions and charges of every nature;

          (d) Company will convey, assign and transfer to Seller the Excluded Assets;

          (e) Seller shall pay or assume, in a manner acceptable to The Source and L-Sub, and pay promptly following the Closing all Closing Liabilities; and

          (f) the parties shall perform all of the other obligations required to be performed by them under this Agreement on or before the Closing.

III. HOLD BACK; PRICE GUARANTEE; ADJUSTMENT.

     3.01. Hold Back. To secure the rights of The Source under Section 10.01, at the Closing, the shares of Hold Back Stock will be deposited with the Indemnification Escrow Agent, together with separate stock powers endorsed by Seller in blank, to be held by the Indemnification Escrow Agent under the terms of the Indemnification Escrow Agreement. Indemnification Escrow Agreement shall include a provision that, if no claim for indemnification is pending, the Escrow Agent shall remit to the Seller the balance of the Hold Back Stock in escrow on the date that is one year after the Closing Date. If on such date The Source has any indemnification claims pending, the Escrow Agent shall retain Hold Back Stock in an amount specified in Purchaser's notice delivered pursuant to Section X of this Agreement in respect of such claims, and remit the remaining balance, if any, to the Seller.

     3.02. Price Guarantee; Adjustment. If, at any time during the two year period following the Closing Date, the average closing price of the common stock of The Source, as reported by NASDAQ (or the applicable exchange) for any consecutive ten trading days, is such that the aggregate value of the Source Shares initially delivered to Seller at Closing (including the Hold Back Stock) (or such lesser number of Source Shares as may remain after the delivery of Source Shares to meet the indemnification obligations of Seller under Section 10.01), is less than $100,000 (or proportionately lesser amount after the deduction of any amount and shares necessary to meet Seller's indemnification obligations under
Section 10.01), Seller shall have the option, exercisable upon written notice and tender of the Source Shares then held by Seller after application of Section
10.01 (in fully negotiable form) to The Source, to sell to The Source, and The Source agrees to purchase from Seller, not later than ten (10) business days after receipt of such notice, all (but not less than all) of the Source Shares then held by Seller after application of Section 10.01, for a total purchase price of One Hundred Thousand Dollars ($100,000) or, if Seller does not then hold all of the Source Shares because the Hold Back Stock continues to be held under the Indemnification Escrow Agreement and/or Source Shares have been redelivered to meet Seller's indemnification obligations under Section 10.01, such lesser proportionate amount as shall be applicable to the Source Shares then held by Seller and delivered to The Source against the purchase thereof by The Source hereunder.

IV.  WARRANTIES AND REPRESENTATIONS OF SELLER AND COMPANY.
     ----------------------------------------------------

     Seller and Company, jointly and severally, hereby represent and warrant to, and covenant and agree with, The Source as follows:

     4.01. Organization and Standing of Company. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all necessary power and authority to own its assets as now owned and to carry on its business as now being conducted. The Source acknowledges that the Company has not been qualified to do business in any other jurisdiction and that neither the Company nor Seller makes any warranty or representation that the Company is not required to so qualify in any jurisdiction.

     4.02. Authority. Seller and Company have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and no further authorization, consent or approval of any regulatory body or third party is required to be obtained by them as a condition to the validity of this Agreement or to give effect to the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of Seller and Company and is enforceable against Seller and Company in accordance with its terms.

     4.03.  Capitalization and Share Ownership; Transfer of Company Stock; Good
            -------------------------------------------------------------------
            Title and Condition of Assets.
            -----------------------------

           (a) The Company's only authorized capital stock consists of Seven Hundred Fifty (750) shares of no par value common stock. There are One Hundred (100) shares of the Company's common stock presently outstanding (the "Company Stock"). All of the Company Stock is owned by Seller, free and clear of any debts, claims, security interests, liens, encumbrances and other title retention agreements, pledges, assessments, covenants, restrictions and charges of every nature. All of the Company Stock has been duly authorized and validly issued, is fully paid and nonassessable, was not issued in violation of the terms of any contract, agreement, covenant or restriction binding upon Company or Seller, and was issued in compliance with the Articles of Incorporation of Company and all applicable federal and state securities laws and regulations. Except for the Company Stock, no capital stock of the Company is issued or outstanding. There are: (i) no contracts, agreements, subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any capital shares or other securities of Company, whether or not presently issued or outstanding, from Company or Seller, at any time, or upon the happening of any stated event; (ii) no outstanding securities of Company that are convertible into or exchangeable for capital stock or other securities of Company; and (iii) no contracts, agreements, subscriptions, options, warrants, calls, commitments or rights to purchase or otherwise acquire from Company or Seller any such convertible or exchangeable securities.

         (b) At Closing, Seller will convey to L-Sub good and marketable title to, and all rights and interests in, the Company Stock, free and clear of all restrictions on or conditions to transfer or assignment, mortgages, conditional sales agreements, liens, pledges, charges, claims, encumbrances, security interests, easements, covenants, conditions and restrictions.

         (c) (i) Company has good and marketable title to and interest in all of the Assets, free and clear of restrictions on or conditions to transfer or assignment, and free and clear of all mortgages, conditional sales agreements, liens, pledges, charges, encumbrances, claims, security interests, easements, covenants, conditions or restrictions.

           (ii) All of the tangible personal property included in the Assets is in good operating condition and repair, ordinary wear and tear excepted, and conforms to all applicable laws, ordinances and regulations.

     4.04.  Books and Records; Financial Statements; Customer Revenues.
            ----------------------------------------------------------

         (a) The books of account of the Company fully and fairly reflect the transactions, assets and liabilities of the Company, as prepared using a cash method of accounting. The Balance Sheet of Company at December 31, 1995 and 1994 and the Statements of Operations and Retained Earnings of Company for each of the two years then ended are attached hereto as
     Schedule 4.04(a) (the "Financial Statements"). Seller and Company have provided The Source with financial statements for the quarter ended March 31, 1996 and financial statements for the month ended April 30, 1996 (the "Interim Financial Statements") and will provide The Source with financial statements for each succeeding calendar month preceding the Closing Date (the "Subsequent Financial Statements") as promptly as practicable following the end of each such month, such financial statements need not also contain information with respect to the comparable period in the most recently concluded fiscal year. Except as expressly stated on Schedule 4.04(a), the Financial Statements and the Interim Financial Statements have been, and the Subsequent Financial Statements will be, prepared using a cash method of accounting, consistently applied, are, and will be, accurate and complete, and fairly represent, and will fairly represent, the financial condition of Company and the income, expenses and results of operation of Company at the times and for the time periods covered thereby on a cash basis of accounting, consistently applied, and do not, and will not, omit to state or reflect any material fact concerning Company or the Business required to be stated or reflected therein under the cash method of accounting consistently utilized by the Company. Company does not have any outstanding or potential unasserted claims, contingent obligations (whether itself or as a guarantor, indemnitor, surety, accommodation party or otherwise), or forward or long-term commitments or obligations, except as set forth in the Financial Statements, the Interim Financial Statements or the Schedules to this Agreement.

         (b) For the year ended December 31, 1995, the net revenues of the Company from the customers of Company (the "1995 Customer Revenues") were not less than $450,000, as reported on the cash method of accounting; provided, however, that if and to the extent that the 1995 Revenues were below $450,000, as proven by the Audit, the Source Shares deliverable by L-Sub under Section 2.01 shall be recovered dollar for dollar by redelivery and transfer to L-Sub and The Source by Seller of Source Shares (based upon a $4.50 per share price) sufficient to meet and offset such lesser amount of 1995 Customer Revenues.

     4.05.  Absence of Changes.
            ------------------

         (a)  Except as set forth in Schedule 4.05(a), since December 31, 1995,
                                     ----------------
     there has not been any:

         (i)  declaration or payment of any dividend by Company;

         (ii) transaction by Company, except in the ordinary course of business of Company as previously conducted, except that the Seller may cause Company to pay to Seller as compensation all or part of the Excluded Assets, including any cash of Company which is not required to be retained to pay any Closing Liabilities of Company as of the Closing Date;

         (iii) amendment or termination of any contract, agreement or license to which Company is a party, except for the termination of contracts and agreements in the ordinary course of business in accordance with the past practice of Company, none of which are material, individually or in the aggregate, to the continued conduct of the Business of Company as previously conducted;

         (iv) mortgage, pledge or other encumbrance of, or the granting of any security interest or lien with respect to, any of the Assets; or

         (v) any other event or condition of any character, of which the Seller has knowledge, that has had or in the future may have a material adverse effect on the financial condition, Business, Assets or prospects of Company or the Business as heretofore conducted.

         (b) Except as set forth in Schedule 4.05(b), since December 31, 1995, Company has not had any customer account which was included in the 1995 Customer Revenues cease doing business with Company or advise Company that it intends to cease doing business with Company or intends to reduce the amount of business it does or proposes to do with Company.

         (c) Except as set forth on Schedule 4.05(c), there are no proposals currently outstanding to provide new, modified or additional services or products to any customer or proposed customer of Company.

     4.06. Payment of All Debts and Liabilities. The Company has no Undisclosed Liabilities. On or prior to the Closing Date, Company shall have paid or provided for the payment of all accounts, debts, bills and liabilities of Company which are, or subsequent to the Closing could become, a lien or encumbrance on or result in a security interest in the Assets or otherwise affect the free and unencumbered use of the Assets subsequent to the Closing.

     4.07. No Conflicting Agreements or Orders. There is no: (a) provision of the Articles of Incorporation or Code of Regulations of Company, or of any mortgage, indenture, lease, contract, security agreement, document, instrument, license or agreement binding on Company or Seller or affecting the Assets, or of any federal, state or local law, rule or regulation, or (b) order, writ, injunction, decree, judgment, award, determination, direction or demand of any court, arbitrator, or federal, state, municipal or other governmental department, bureau, agency or instrumentality to which Company or Seller is subject, which conflicts with or in any way prevents or will be violated by the execution, delivery or carrying out of the terms of this Agreement or the consummation of the Transaction, nor will such execution, delivery or consummation constitute a default, or an event which, with the giving of notice or the passage of time, or both, would constitute a default, under any of the foregoing, nor be the grounds for the suspension, revocation, impairment, forfeiture, nonrenewal or termination of any license, permit, franchise, certificate, consent or authorization.

     4.08.  Compliance.
            ----------

         (a) Except as set forth in Schedule 4.08, Company is not required to obtain any license, permit or consent from any federal, state, county or municipal authority with respect to the ownership or use of the Assets or the operation of its Business or otherwise.

         (b) Company has conducted its Business and maintained its properties, including all real property covered by any lease or otherwise used by Company, in compliance with, and is not in violation of, applicable laws, rules, regulations or orders of federal, state or local governments or regulatory bodies. Neither Company nor Seller has received any claim or notice that Company has not complied in all respects in the operation of the Business and related properties with such laws, rules and regulations.

     4.09. Litigation. No suit, action, decree, arbitration or legal, administrative or other proceeding, controversy or investigation is pending or threatened against Company or Seller, which might materially affect the Business or financial condition of Company or any of the Assets, the possession and use of the Assets, the right of Seller to transfer the Company Stock, or the operation of the Business by The Source subsequent to the Closing, as heretofore conducted by Company with the Assets, and to the knowledge of Company and Seller, and without notice to the contrary, there is no basis for any such litigation, proceeding, controversy or investigation. Neither Company nor Seller is in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality, nor has the time period of compliance by Company or Seller with respect to any of the same been extended or stayed. Company is not a party to any legal action to recover moneys due to Company or damages sustained by Company.

     4.10. Condition of Company. Since December 31, 1995, Company has kept the Business and its organization intact and has conducted the Business in the same manner as it had been conducted prior to that date.

     4.11. Employment Agreements. Except as set forth in Schedule 4.11, Company has neither entered into, nor has any obligation or liability with respect to, any employment or consulting agreement, incentive compensation agreement, bonus plan, collective bargaining agreement or any other agreement or arrangement providing for remuneration to employees or their dependents, other than the employment of Company employees at will and as provided in Section 4.19.

     4.12. Labor Relations. Company has complied with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages (including overtime), benefits (including vacation), hours, employee safety or other conditions of employment, collective bargaining and the withholding and payment of taxes. Company has withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees, and is not liable for any arrears of wages or any tax or penalties for failure to comply with the foregoing. Company has paid over to the appropriate governmental agencies or depositories, at the time or times required by law (without any extensions or stays), all "employment taxes" and "withholding taxes." Company is not a party to any collective bargaining agreement with any labor union or other representative of employees. No labor dispute, controversy, grievance, strike, lockout, work slowdown or stoppage, boycott, or other employment or labor trouble or other occurrence, event or condition of a similar character has occurred or been threatened within the past three years, nor has Company or any officer or managerial employee of Company been the subject of any proceedings before any court, governmental agency or arbitrator relating to such matters, including unfair labor practice claims. No discharge has occurred which forms the basis for any claim of discrimination against Company.

     4.13. Taxes. Except as reflected on Schedule 4.13, Company has filed, or will file on or before the Closing Date, all federal, state and local tax returns and estimates required to be filed by it within the times and in the manner prescribed by law, including extensions, which returns and estimates were correct and complete in all material respects. Company has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any person or entity. None of the Liabilities is an obligation to make a payment that will not be deductible under Code Section 280G. Company and Seller have delivered to The Source true and complete copies of the federal income tax returns of Company for the three years ended December 31, 1993, 1994 and 1995 and the results of the most recent audit of the tax returns of Company, if any, by the Internal Revenue Service and the State of Ohio. There are no pending audits with respect to such returns. No waiver or extension of any filing or payment date or of any statute of limitations with respect to taxes has been requested of or given by Company. No unpaid claims have been asserted or threatened for taxes against Company or the Assets. Since the Company uses the cash method of accounting, Company has not accrued on its books and records any taxes, charges and assessments accruing on the Assets, the Business or the operations thereof. All taxes which are due and payable or will become due and payable by Company prior to the Closing Date have been, or prior to the Closing Date will be, paid in full.

     4.14. Names of Company. Company is the sole legal owner of, and uses, the trade name(s) listed on Schedule 4.14 (the "Names"). The use of the Names does not conflict with the rights of others.

     4.15. Real and Personal Property, Leases. Company does not own and has not owned any Real Property. No personal or real property used by Company is held under any lease or rental arrangement, except for the lease of the premises (which are owned by Seller) in which the Business is conducted, a copy of which is set forth in Schedule 4.15 (the "Building Lease"), and such other lease or rental arrangements as are described in Schedule 4.15. The Building Lease is currently in full force and effect. Neither Company nor the lessor is in default under the Building Lease, nor has any event occurred, nor does any condition exist, which with the giving of notice or the passage of time, or both, would constitute a default under the Building Lease. The use of such leased property in the Business as heretofore used does not violate or encroach upon the rights of any other party.

     4.16. Insurance. Company has maintained and now maintains: (a) "all risk" insurance on the full fair market value of all of the tangible Assets and on the Business, covering property damage by fire or other casualties, and (b) adequate insurance protection against all other liabilities, claims and risks against which it is customary to insure. All such insurance policies are listed in Schedule 4.16.

     4.17.  Certain Information.  Schedule 4.17 contains accurate lists and
            -------------------   -------------
summary descriptions of the following:

          (a) the names of all present officers and directors of Company;

          (b) The names and addresses of every bank and other financial institution in which Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto;

          (c) the names of all persons authorized to borrow money or incur or guarantee indebtedness on behalf of Company;

          (d) the names of all persons holding powers of attorney from Company and a summary statement of the purposes and terms thereof; and

          (e) all names under which Company has conducted any business or which it has otherwise used during the last five years.

     4.18.  Customers; Accounts Receivable.
            ------------------------------

        (a) Company and Seller will, promptly following full execution of this Agreement, provide The Source with a list of the customers of the Company and the revenues received from each customer during 1995, and, at Closing will supplement such list with the same information for the period from January 1, 1996 through the most recent practicable date prior to the Closing Date (the "Closing Customer List").

        (b) Company and Seller have delivered to The Source a current aged list of unpaid Accounts Receivable owing to Company (the "Accounts Receivable Schedule"), and will deliver to The Source at the Closing a preliminary "Closing Accounts Receivable" schedule which details the parties and specific amount each owes the Company as of the close of business on the second day immediately preceding the Closing Date. Such schedule shall be modified and supplemented not later than two business days following the Closing Date to reflect business conducted on the Closing Date and the day immediately preceding the Closing Date. The

     Accounts Receivable Schedule and any such updates thereto or other related information provided to The Source sets forth or will set forth a true and correct list of all Accounts Receivable as of the respective dates thereof.

        (c) Notwithstanding the assignment of the Closing Accounts Receivable to Seller, as provided in Section 2.02, the Company shall continue its historical customary efforts to collect the Closing Accounts Receivable on behalf of Seller and shall pay on a weekly basis to Seller the amounts collected, and provide Seller with a summary list of amounts collected, by Company, L-Sub and The Source. The parties agree that any amounts collected from a particular payor shall be applied first to the Closing Accounts Receivable prior to any other receivable or other fee or charge of the Company, L-Sub, or The Source.

     4.19.  Employee Benefit Plans.
            ----------------------

         (a)  Employee Benefit Plans and Similar Arrangements.
              -----------------------------------------------

            (i) Schedule 4.19 lists all employee benefit plans and other similar arrangements to which Company is, or has been since January 1, 1991, a party or by which it is, or has been since January 1, 1991, bound, legally or otherwise, including, without limitation: (A) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retirement, severance, welfare or incentive plan, agreement or arrangement; (B) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to Company, automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance; and (C) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA).

            (ii) Company has delivered to The Source true and complete copies of all documents and summary plan descriptions with respect to such plans, agreements and arrangements, or summary descriptions of any such plans, agreements or arrangements not otherwise in writing.

            (iii) Except with respect to the transactions contemplated by this Agreement, including the Employment Agreement, there are no negotiations, demands or proposals that are pending or have been made which concern matters now covered, or that would be covered, by plans, agreements or arrangements of the type described in this section.

            (iv) Company is in full compliance with ERISA and all other laws applicable with respect to all such employee benefit plans, agreements and arrangements. Company has performed all of its obligations under all such plans, agreements and arrangements, including, but not limited to, the full payment when due of all amounts required to be made as contributions thereto or otherwise. To the best knowledge of Company and Seller, and without notice to the contrary, there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against such plans or their assets, or arising out of such plans, agreements or arrangements, and no facts exist which could give rise to any such actions, suits or claims.

            (v) Except as specified in Schedule 4.19, each of the plans, agreements or arrangements can be terminated by Company within a period of 30 days, without payment of any additional compensation or amount or the additional vesting or acceleration of any such benefits.

            (vi) With respect to each such plan which is an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or a "Plan" (within the meaning of Section 4975(e)(1) of the Code), there has occurred no transaction prohibited by Section 406 of ERISA and no "prohibited transaction" (within the meaning of Section 4975(c) of the Code).

         (b)  Qualified Plans.
              ---------------

         Except as set forth in Schedule 4.19, no plan listed in Schedule 4.19 is a stock bonus, pension or profit sharing plan within the meaning of
     Section 401(a) of the Code.

         (c)  Welfare Benefit Plans.
              ---------------------

         All group health plans of Company and any ERISA Affiliate have been operated in compliance with the group health plan continuation coverage requirements of Part 6 Subtitle B of Title I of ERISA and 4980B of the Code to the extent such requirements are applicable. Except to the extent required under Section 4980B of the Code, Company does not provide and has not provided health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees.

         (d)  Fines and Penalties.
              -------------------

         There has been no act or omission by Company or any ERISA Affiliate that has given rise to or may give rise to fines, penalties, taxes or related charges under Section 502(c), (i) or (1) Section 4071 of ERISA or Chapter 43 of the Code.

     4.20.  Receipt of the Source Shares Under the Securities Act.
            -----------------------------------------------------

         (a) Seller: (i) has received, read carefully and understands this Agreement and the Registration Statement and the Report of The Source on Form 10-KSB for the fiscal year ended January 31, 1996 and 10-QSB for the three months ended April 30, 1996; (ii) is familiar with the financial condition and results of operation of The Source; (iii) has received all materials which have been requested by Seller relating to The Source and its business, plans and financial condition and results of operation; (iv) has had a reasonable opportunity to ask questions of The Source and its officers and representatives, and The Source has answered all inquiries that Seller or Seller's representatives have put to it; (v) has had access to all additional information necessary to verify the accuracy of the information set forth in this Agreement and in the Registration Statement and in any other materials furnished to Seller by The Source; and (vi) has taken all steps necessary to evaluate the merits and risks of an investment in the Source Shares.

         (b) Seller has such knowledge and experience in finance, securities, investments and other business matters so as to be able to protect the interests of Seller in connection with this transaction.

         (c) Seller understands the various risks of an investment in The Source by Seller, as contemplated hereunder, and in the consummation of the Transaction and receipt of the Source Shares thereunder and can afford to bear such risks, including, without limitation, the risk of losing the entire investment of Seller in the Source Shares.

         (d) Seller has been advised by The Source that the Source Shares have not been and will not be registered under the Securities Act, that the Source Shares will be issued in the Transaction in exchange for the Company Stock on the basis of the statutory exemption provided by Section 4(2) of the Securities Act or Regulation D thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under any applicable state securities laws, that this transaction has not been reviewed by, passed on or submitted to any Federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the reliance of The Source thereon is based in part upon the representations made by Seller under this Agreement. Seller acknowledges that Seller has been informed by The Source of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of the Source Shares to Seller hereunder. In particular, Seller agrees that no sale, assignment or transfer of any of the Source Shares shall be valid or effective, and Seller shall not be required to give any effect to such a sale, assignment or transfer, unless: (i) the sale, assignment or transfer of the Source Shares is registered under the Securities Act, it being understood that the Source Shares are not currently registered or contemplated to be registered for sale and that The Source does not have any obligation or intention to so register the Source Shares; provided, however, that The Source will offer to include the Source Shares (other than the Hold Back Stock during the period it is being held in escrow) and any option shares acquired (and not otherwise covered by an effective registration statement) as of the date of the registration received by Seller under this Agreement in a registration statement which is filed by The Source during the two year period following the Closing Date, unless The Source is prevented from including any such shares in a registration statement by the underwriter of securities therein or by law; or (ii) the Source Shares are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act, it being understood that Rule 144 is not expected to be available at the Closing Date or for the foreseeable future for the sale of any of the Source Shares, or (iii) such sale, assignment or transfer is otherwise exempt from registration under the Securities Act. Seller further understands that an opinion of counsel (as contemplated by the below share legend) and other documents may be required to be provided to The Source by counsel acceptable to The Source to transfer the Source Shares. Seller acknowledges that the certificates evidencing the Source Shares shall bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws or otherwise:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless: (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws, or
         (2) the issuer receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to The Source, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

         (e) Seller will acquire the Source Shares for Seller's own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and has no present intention of distributing or selling to others any of such interest or granting any participation therein.

         (f) It never has been represented, guaranteed or warranted by The Source or any partner, shareholder, officer, director, employee, agent, or controlling person of any such person, or by any other person, expressly or by implication, that:

           (i) The Source or Seller will realize any given percentage of profits, or any amount or type of consideration, profit or loss, as a result of the activities of The Source; or

           (ii) the past performance or experience of The Source, its management, or of any other person, in any way indicates the predictable results of the ownership of the Source Shares or of the activities of Seller.

         (g) Seller is not relying on The Source or its officers or any affiliate or agent of The Source with respect to the tax or economic considerations of an investment in the Source Shares.

     4.21. Other Contracts. Except as listed on Schedule 4.21 (the "Contracts"), Company is not a party to, nor are the Assets bound by, any agreement, indenture, mortgage, deed of trust, lease or any other agreement between Company and any third party. There is no default of Company or event that with notice or lapse of time, or both, would constitute a default, nor, to the knowledge of Company or Seller and without notice to the contrary, any default or threatened default by any other party thereto, existing with respect to any of such agreements. Neither Company nor Seller has received notice that any party to any of such agreements intends to cancel or terminate any of such agreements or to exercise or not exercise any options under any of such agreements.

     4.22.  Corporate Records; Documents.
            ----------------------------

     (a) The minute books of the Company are current and contain correct and complete copies of the Articles of Incorporation and Code of Regulations of the Company, including all amendments thereto and restatements thereof, and of all minutes of meetings, resolutions and other actions and proceedings of its shareholders and board of directors and all committees thereof, duly signed by the Secretary or an Assistant Secretary. The stock record book of the Company is current, correct and complete and reflects the issuance of all Company Stock.

     (b) Company and Seller have furnished to The Source for its examination:
(i) a copy of all Contracts, agreements, policies, leases, and other instruments and documents listed on the Schedules attached hereto, (ii) a copy of all tax receipts for all taxes required to be paid by Company, where Company has received receipts, for the preceding three years, and (iii) a copy of Company's Articles of Incorporation and Code of Regulations.

     4.23. No Misrepresentation. No representation or warranty made by either Company or Seller in this Agreement or any Schedule hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not materially misleading.

V.   REPRESENTATIONS AND WARRANTIES OF THE SOURCE.
     --------------------------------------------

     The Source hereby represents and warrants to, and covenants and agrees with, Seller as follows:

     5.01. Organization and Standing of The Source and L-Sub. The Source is a Missouri corporation, duly organized, validly existing and in good standing under the laws of the State of Missouri. L-Sub is, or at the Closing will be, a Missouri corporation, duly organized validly existing and in good standing under the laws of the State of Missouri and is, or at the Closing will be, qualified to do business as a foreign corporation under the laws of the State of Ohio. The Source owns, or at the Closing will own, all of the issued and outstanding shares of capital stock of L-Sub, which have been, or at or prior to the Closing will be, issued in consideration of the issuance to L-Sub by The Source of the Source Shares.

     5.02. Binding Agreement. This Agreement constitutes, and each other instrument to be executed and delivered by The Source and L-Sub in accordance herewith will constitute, when executed and delivered pursuant hereto, the valid and legally binding obligations of The Source.

     5.03. Agreement Within Authority. The execution and delivery of this Agreement, consummation of the Transaction and performance of this Agreement and the agreements and instruments to be executed and delivered in connection with this Agreement by The Source and L-Sub will not: (a) violate the Articles of Incorporation or Bylaws of The Source or L-Sub, or (b) violate any judgment, order, writ, injunction, decree or demand against The Source or L-Sub of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

     5.04. No Conflicting Agreements or Orders. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body is required as a condition to the validity of this Agreement or to give effect to the transactions contemplated hereby.

     5.05. Corporate Action. The Source has, and L-Sub has or at Closing will have, full corporate power and authority to enter into and deliver this Agreement and to perform the acts contemplated to be performed by The Source and L-Sub hereunder, and no further authorization, consent or approval of its board of directors or shareholders, or of any regulatory body or third party, is required as a condition to the validity of this Agreement or to give effect to the Transaction by L-Sub.

     5.06. No Conflict. The execution and delivery of this Agreement and each other instrument to be executed by The Source and L-Sub in accordance herewith and the consummation of the transactions contemplated herein by The Source and L-Sub will not conflict or be inconsistent with or result in the termination of or constitute a breach of or default under the terms of any indenture, mortgage, deed of trust, covenant, agreement or other instrument to which The Source or L-Sub is a party or to which its property is subject.

     5.07. No Misrepresentation. No representation or warranty made by The Source or L-Sub in this Agreement or any Schedule hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

     5.08. Source Shares Validly Issued. The Source Shares, when issued pursuant to and as contemplated by this Agreement in exchange for the capital stock of L-Sub, will be validly issued, fully paid and nonassessable.

VI.  COVENANTS OF SELLER AND COMPANY PENDING CLOSING.
     -----------------------------------------------

     Pending Closing, Seller and Company, jointly and severally, covenant and agree as follows:

     6.01. Access to Information. The Source and its counsel, accountants and other representatives shall have full access during normal business hours, with the assistance and cooperation of Company and Seller but without unreasonable disruption to Company's operations and employees, to all properties, books, accounts, records, files, agreements and documents of or relating to Company and the Business, including electronic files. Company and Seller shall furnish or cause to be furnished to The Source and its counsel, accountants and representatives all data and information concerning the operations, finances and assets of Company requested by The Source.

     6.02. Maintain Properties. Company shall maintain the Assets in good repair, order and condition.

     6.03. Maintain Organization. Company shall keep its organization intact, and endeavor to keep available the services of its employees, and maintain the relationship and goodwill of its customers.

     6.04. Regular Course of Business. Company shall not, without the prior written consent of The Source, purchase, sell or otherwise dispose of any of the Assets, incur any liability, obligation or commitment, or engage in any activity or transaction, except in the regular and customary course of business in accordance with its past practices.

     6.05. Insurance. Company shall cause its policies of insurance relating to the Business and the Assets to continue to be kept in full force and effect and refrain from taking any action which impairs the continued insurability of the Assets or the Business.

     6.06. Employees. Without the prior written consent of The Source, Company will not, except as contemplated by Sections 2.02(d) and 4.05(a)(ii), nor will it agree to, enter into or amend any representation, employment or compensation agreement or grant any increase or change in the salaries or other compensation or benefits payable or to become payable by Company to any officer, employee, sales agent or representative of Company.

     6.07. Business Changes. Company will not do or agree to do any of the following without the prior written consent of The Source:

         (a) Enter into any contract, commitment or transaction not in the usual and ordinary course of the Business as heretofore conducted;

         (b)  Make any capital expenditure; or

         (c) Agree to, modify, amend, cancel or terminate any of its existing contracts or agreements.

     6.08. Consents. As soon as reasonably practical after the execution and delivery of this Agreement, and in any event on or before the Closing Date, Seller will obtain the written consent of all persons whose consent to Seller's and Company's execution of this Agreement and Closing of the Transaction is required, in form and substance acceptable to The Source; and Seller will furnish The Source original executed copies of any such consents as they are obtained.

     6.09. Building Lease. At or prior to Closing, Seller will cause Company and the lessor under the Building Lease to enter into an amendment to the Building Lease (the "Building Lease Amendment") which provides for the Company to continue to lease the premises thereunder for the six month period following the Closing Date at a monthly rental of $2,000.

     6.10. Termination of Profit Sharing Plan. Prior to the Closing, Company shall have taken all actions necessary to terminate its profit sharing plan and shall have applied for a determination letter from the IRS that the profit sharing plan and related trust of Seller continue to qualify under Section 4.01(a) of the Code. Buyer agrees to use its best efforts to assist Seller in making such filing.

VII. COVENANTS OF THE SOURCE.
     -----------------------

     7.01. Administrative Assistant. At the Closing, the Company will offer to employ Seller's Administrative Assistant at a salary of $25,000 per annum, which employment shall be "at will", and Company shall provide such fringe benefits as are provided to employees of The Source and its subsidiaries and affiliates holding similar positions. For purposes of determining coverage, calculating benefits, or otherwise determining benefits under any of he Source's fringe benefit plans, Seller's Administrative Assistant's pre-Closing period of employment with the Company shall be fully taken into account.

     7.02. Building Lease. If Company and the lessor under the Building Lease have not entered into an amendment to the Building Lease Amendment as of the Closing, The Source shall cause Company to do so at Closing. Subsequent to the termination of the Building Lease, as contemplated herein, The Source agrees to provide Seller, during Seller's continued employment by The Source, with office facilities in Canton, Ohio, or the immediately surrounding vicinity, comparable to those provided by The Source to its other regional offices.

VIII.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SOURCE AND L-SUB.
       -----------------------------------------------------------

     The obligations of The Source and L-Sub hereunder are subject to fulfillment (or waiver by The Source), prior to or on the Closing Date, of the following conditions:

     8.01. No Adverse Change. There shall have been no material adverse change in or loss or damage to the Company, the Assets or the Business.

     8.02. Representations, Warranties and Agreements of Seller and Company. The representations, warranties, covenants and agreements of the Seller and Company herein shall be true and not breached as of the Closing Date, with the same effect as though such representations, warranties, covenants and agreements had been repeated by the Seller and Company as of the Closing Date, and all of the obligations of Seller and Company hereunder shall have been duly performed.

     8.03. Opinion of Counsel. The Source shall have received the favorable opinion of counsel for Seller and Company, dated as of the Closing Date, in the form of Schedule 8.03 and otherwise in form and substance reasonably satisfactory to The Source and The Source's counsel. In rendering such opinion, such counsel may rely on written certificates of Seller and the president of Company as to factual matters, provided a copy thereof is attached to and forms a part of the opinion of counsel with the knowledge and consent of the president.

     8.04. Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority pertaining to the Transaction or to the consummation of the Closing, or to the Company, the Assets or the Business, shall have been instituted or threatened on or before the Closing Date, which materially affects or could materially affect the Business or the Company.

     8.05. Officers' Certificate. The Source shall have received a certificate, dated the Closing Date, signed and verified by the Seller and the president of Company certifying, in the form of Schedule 8.05 hereto, that the conditions specified in this Article VIII relating to Seller and Company have been fulfilled.

     8.06. Approval of Documents. The form and substance of all certificates, instruments, opinions and other documents delivered to The Source under this Agreement shall be satisfactory to The Source and its counsel.

     8.07. Casualty Loss. The Business shall not have been curtailed or interrupted by, and the Business or the Assets shall not have been materially affected by, any loss, destruction or damage.

     8.08. Satisfactory Review of the Company, the Business and the Assets; Audit. The Source shall have been given access to and been permitted to review the Company, the Assets, the Business and such other information as shall have been requested by The Source;

and The Source shall be satisfied, in its sole discretion, with the physical, operating and financial condition of the Company, the Assets and the Business. The Accounting Firm shall have determined that the December 31, 1995 Financial Statements, Company's results of operation for the two fiscal years then ended and the Interim Financial Statements, are capable of being reviewed and audited so as to permit to permit the filing thereof in a registration statement filed by The Source with the Securities and Exchange Commission (the "Audit").

     8.09. Minimum Net Worth. Company shall have stockholders' equity, as set forth on the Closing Balance Sheet, equal to or greater than $1.00.

     8.10. Employment Agreement with Seller. Seller and The Source shall have entered into an Employment Agreement as a Vice President of The Source in the form set forth in Schedule 8.10 (the "Employment Agreement"), which shall include as a provision thereof that for purposes of determining coverage, calculating benefits, or otherwise determining benefits under any of The Source's fringe benefit plans, Seller's pre-Closing period of employment with the Company shall be fully taken into account.

IX.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.
     ---------------------------------------------

     The obligations of Seller hereunder are conditioned upon the fulfillment (or waiver by Seller) prior to or at the Closing Date, of the following:

     9.01. Representations, Warranties and Agreements of The Source. The representations, warranties, covenants and agreements of The Source and L-Sub contained herein shall be true and not breached at and as of the Closing Date, with the same effect as though such representations, warranties, covenants and agreements had been repeated by The Source at and as of such time, and all of the obligations of The Source hereunder shall have been duly performed.

     9.02. Opinion of Counsel. Seller shall have received the favorable opinion of counsel for The Source and L-Sub, dated as of the Closing Date, in the form of Schedule 9.02 and otherwise in form and substance satisfactory to Seller's counsel. In rendering their opinion, counsel for The Source and L-Sub may rely on written certificates of the officers of The Source and appropriate public officials as to factual matters, provided a copy thereof is attached to and forms a part of the opinion of counsel to The Source and L-Sub with the knowledge and consent of such officers.

     9.03. Consents. All necessary agreements and consents of any parties to the consummation of the Transaction by L-Sub or otherwise pertaining to the matters contemplated by this Agreement shall have been obtained by L-Sub and/or The Source, as appropriate.

     9.04. Approval of Documents. The form and substance of all certificates, instruments, opinions and other documents delivered to Seller under this Agreement shall be satisfactory to Seller and its counsel.

     9.05. The Source's Certificate. Seller shall have received a certificate, dated the Closing Date, signed and verified by the chief executive officer and chief financial officer of The Source certifying, in the form of Schedule 9.05 hereto, that the conditions specified in this Article IX have been fulfilled.

     9.06. Employment Agreement. Seller and The Source shall have entered into the Employment Agreement.

X.   INDEMNIFICATION
     ---------------

     This Article sets forth the manner in which The Source and L-Sub shall be indemnified by Seller and Company, jointly and severally, in the event of any misrepresentation or breach of warranty or agreement on the part of Seller or Company hereunder, and the respects in which Seller shall be indemnified by The Source and L-Sub, jointly and severally, in the event Seller shall become obligated for, or shall discharge, any liabilities of L-Sub or The Source subsequent to the Closing, and/or in the event of any misrepresentation or breach of warranty or agreement on the part of The Source or L-Sub hereunder.

     10.01.  Indemnification of The Source by Seller and Company.
             ---------------------------------------------------

            (a) Representations, Warranties, Covenants and Agreements. Seller and Company, jointly and severally (prior to the Closing and Seller alone subsequent to the Closing), agree to indemnify The Source and L-Sub against and hold The Source and L-Sub harmless from any and all loss, liability, damage, claim, cost and expense of any nature whatsoever, including, without limitation, reasonable attorneys' fees, arising from or in connection with any representation or warranty made by Seller or Company not being complete, accurate, and true at the date of this Agreement and on the Closing Date, or the failure by Seller or Company to fulfill and fully perform each covenant or agreement of Seller and Company under this Agreement or under any other instrument or document executed and delivered by Seller or Company in connection with the Transaction or as otherwise contemplated hereby.

            (b)  Remedies Not Exclusive.
                 ----------------------

                 (i) The rights and remedies of The Source and L-Sub provided for in this Article or otherwise in this Agreement shall be deemed to be cumulative and in addition to and not in limitation or exclusion of all other rights and remedies, whether by the provisions of this Agreement or at law or in equity or otherwise, which may exist on the part of The Source or L-

            Sub by reason of any misrepresentation or breach of warranty, covenant or agreement on the part of Seller or Company hereunder. Such rights and remedies shall be cumulative and may be exercised at any time or from time to time, and any failure or delay of The Source or L-Sub in exercising any right or remedy at any time shall not constitute a waiver thereof or restrict its subsequent enforcement or the enforcement of any other right or remedy of The Source or L-Sub.

               (ii) Any amounts due and payable to The Source or L-Sub by reason of the obligations of Seller or Company to indemnify The Source and L-Sub and hold The Source and L-Sub harmless hereunder may, at Seller's sole discretion, be paid in cash or by the delivery to The Source of so much of the Source Shares (including Hold Back Stock) as will satisfy Seller's obligations hereunder. Notwithstanding the foregoing, if any indemnification obligation of Seller is not promptly satisfied by Seller, the Hold Back Stock shall be subject to a right of setoff and reduction, at the sole discretion of The Source and L-Sub, subject to the claim procedures set forth in the Indemnification Escrow Agreement. For the purposes of meeting Seller's indemnification obligations hereunder, the parties acknowledge that the Source Shares shall at all times be valued at $4.50 per share.

     10.02.  Indemnification of Seller by The Source and L-Sub.
             -------------------------------------------------

            (a) Representations, Warranties, Covenants and Agreements. The Source and L-Sub agree, jointly and severally, to indemnify Seller against and hold Seller harmless from any and all loss, liability, damage, claim, cost and expense of any nature whatsoever, including, without limitation, reasonable attorneys' fees, arising from or in connection with any representation or warranty made by The Source not being complete, accurate and true at the date of this Agreement and on the Closing Date or the failure by The Source or L-Sub to fulfill and fully perform each covenant or agreement of The Source or L-Sub under this Agreement or under any other instrument or document executed and delivered by The Source or L-Sub in connection with the Transaction or otherwise as contemplated hereby.

          (b) Remedies Not Exclusive. The rights and remedies of Seller provided for in this Article or otherwise in this Agreement shall be cumulative and in addition to and not in limitation or exclusion of all other rights and remedies, whether by the provisions of this Agreement or at law or in equity or otherwise, which may exist on the part of Seller by reason of any misrepresentation or breach of warranty, covenant or agreement on the part of The Source or L-Sub hereunder. Such rights and remedies shall be cumulative and may be exercised at any time or from time to time, and any failure or delay of Seller in exercising any right or remedy at any time shall not constitute a waiver thereof or restrict its subsequent enforcement or the enforcement of any other right or remedy of Seller.

     10.03.  Notice to Indemnifying Party; Objection; Arbitration.
             ----------------------------------------------------

          (a) In the event that any party may be entitled to, or intends to assert a claim for, indemnification hereunder, not later than thirty (30) days after actual notice of any claim or the filing of any action giving rise to such claim for indemnification, the indemnified party will, if a claim in respect thereof is to be made against another party or parties hereto, notify the indemnifying party or parties thereof. In case any action is threatened or brought against any indemnified party, and it notifies the indemnifying party or parties thereof, the indemnifying party or parties will be entitled to participate in or assume the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice of its election to assume the defense thereof, the indemnifying party or parties will no longer be liable for any legal or other expense subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that the indemnified party shall be entitled at all times to participate in the defense of any such action at its own cost.

          (b) If a claim for indemnification is made hereunder against either party by the other party and the party against whom the claim is made disputes the claim, it shall notify the party making the claim in writing within ten (10) days after its receipt of the claim, specifying in reasonable detail the nature of the dispute.

          (c) During the ten (10) day period following the date of such notice, Seller and The Source shall attempt to resolve such dispute and determine the appropriateness of the claim.

          (d) If at the end of such ten (10) day period, the parties have failed to reach an agreement with respect to the dispute, the matter shall be referred to an independent accounting firm mutually approved by The Source and Seller, which approval shall not be unreasonably withheld by either party (the "Arbitrator"). If the parties cannot agree on the selection of the Arbitrator, the Arbitrator shall be appointed by the Dean of the School of Business, Washington University, St. Louis, Missouri. The Arbitrator shall issue its report as to the appropriateness of the claim within fifteen (15) days after such dispute is referred to and accepted by the Arbitrator. Each of the parties shall bear all costs and expenses incurred by it in connection with such arbitration, and The Source and Seller shall equally bear the fees and expenses of the Arbitrator. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.

     10.04. Termination of Indemnification Obligations of Company. Notwithstanding any other provision of this Article X, the obligations of Company to indemnify and hold harmless The Source and L-Sub hereunder shall expire and be of no further force or effect effective as of the consummation of the Closing, and thereafter Seller shall be solely responsible and liable to The Source and L-Sub therefor, subject to the provisions of Section 12.08.

     10.05. Claims Threshold and Limitation. Notwithstanding the provisions of subsections 10.01, 10.02, 10.03 and 10.04, Seller on the one hand and The Source and L-Sub on the other shall have no obligation to indemnify and hold harmless the other: (a) until the aggregate of all claims asserted under subsection 10.01 or 10.02, as applicable, exceeds Twenty-Five Thousand Dollars ($25,000) and, in such event, the indemnifying party's obligation to the indemnified party shall be only to the extent that the aggregate of all claims exceeds such amount; and
(b) for claims which exceed, in the aggregate, $725,000.

XI.  CLOSING AND RISK OF LOSS.
     ------------------------

     11.01. Place and Time. The Closing shall take place on the Closing Date at the offices of Black, McCuskey, Souers & Arbaugh, 1000 United Plaza, 220 Market Ave., South, Canton, Ohio, or at such other place as may be agreed upon by The Source and Seller.

     11.02.  Simultaneous Performance.  None of the transactions described in
Article II will occur unless all such transactions occur.

XII. MISCELLANEOUS.
     -------------

     12.01. Non-competition. In consideration of the Closing, but without the separate allocation of any specific portion of the Source Shares, Seller agrees, effective on and after the Closing Date and for the three year period following the Closing Date, not to engage, directly or indirectly, either personally, or as an owner, employee, partner, associate, officer, manager, agent, advisor, consultant or otherwise in the periodical rebate or pocket payment business in the United States or Canada, which shall not prevent Seller from being employed by any publisher of periodicals in areas unrelated to and not affecting such publisher's payment of periodical rebates or pocket payments. Seller acknowledges and agrees that the restrictions contained in this section are reasonable in light of the unique circumstances of this Agreement, and that any violation of this section would cause immediate serious and irreparable harm to The Source and L-Sub, incapable of being measured in money damages. Accordingly, Seller agrees that in the event of any breach or threatened breach of this section, The Source and/or L-Sub shall be entitled to an injunction or restraining order and to reasonable attorneys' fees and expenses incurred in connection therewith and otherwise in the enforcement hereof.

     Notwithstanding anything to the contrary in this Agreement, The Source and L-Sub acknowledge and agree that the non-competition provisions of this Agreement, including Section 12.01, shall not prohibit or limit Seller from preparing claim forms and contracts, and providing services otherwise prohibited by this Agreement to City News of Wooster, Ohio ("City News") with respect to claims for payment due to City News for periodicals sold by City News.

     12.02. Information. Except as required by law, each of the parties hereto agrees to maintain non-public proprietary or otherwise confidential documents and information of the other in confidence and not to disclose or use the same other than for the purpose of consummating the Transaction. In the event the Transaction is not consummated for any reason, all copies of non-public proprietary or otherwise confidential documents and information: (a) provided to The Source or its officers, directors, employees, agents, accountants, counsel, investment bankers and other financing sources (its "Representatives"), by or on behalf of Seller or Company or otherwise hereunder for the purpose of consummating the Transaction shall be returned to Seller by The Source, and The Source and its Representatives shall maintain the same in confidence and shall not disclose or utilize the same, or (b) provided to Seller or Company or their Representatives by or on behalf of The Source or L-Sub or otherwise hereunder for the purpose of consummating the Transaction shall be returned to The Source by Seller and Company, and Seller and Company shall maintain the same in confidence and shall not disclose or utilize the same.

     12.03. Incorporation of Schedules. The Schedules hereto shall be deemed to be incorporated in and form part of this Agreement.

     12.04. Further Assurances. Each of the parties agrees to do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, instruments, documents, deeds and assurances as shall be required in order to carry out this Agreement and give effect hereto.

     12.05. Transfer Taxes. Any sales, transfer, excise and other taxes, if any, payable by reason of the consummation of the Transaction and transfer of the Company Stock contemplated hereby shall be paid by Seller.

     12.06. Notices. Any notice, consent, request, claim or other communication hereunder shall be in writing and shall be deemed to have been duly given when mailed by First Class Certified, Registered or Express mail, or when sent by next business day courier (for example, Federal Express) or confirmed telefax, addressed as follows:

          If to The Source or L-Sub:

               S. Leslie Flegel,
               THE SOURCE COMPANY
               11644 Lilburn Park Rd.
               St. Louis, Missouri 63146
               Fax:  314-995-9022

          If to Seller or Company:

               James Looman
               MAGAZINE MARKETING, INC.
               2454 Whipple Ave., N.W.
               Canton, Ohio 44708

               Mail:  P.O. Box 36209
               Canton, Ohio 44735
               Fax:  216-477-6126

          With a copy to:

               Robert I. Friedman, Esq.
               BLACK, McCUSKEY, SOUERS & ARBAUGH
               1000 United Bank Plaza
               220 Market Ave., South
               Canton, Ohio 44702
               Fax: 330-456-5756

or to such other address as any party may designate by written notice hereunder.

     12.07. No Commission. All negotiations on behalf of Seller and The Source and L-Sub, respectively, relative to this Agreement and the transactions contemplated hereby have been carried on by or on behalf of Seller and The Source and L-Sub directly between Seller and The Source and L-Sub, without the intervention of any third party, either as the result of any action of Seller or The Source and L-Sub, or otherwise, to the knowledge of Seller or The Source and L-Sub, in such a manner as to give rise to any valid claim against Seller or The Source or L-Sub for a finders' fee, brokerage commission or other like payment.

     12.08. Survival of Representations and Warranties. The representations and warranties of The Source and L-Sub and of Seller, respectively, contained herein shall survive the Closing, regardless of any investigations made by or on behalf of or any disclosure to The Source, L-Sub or Seller, for one (1) year following the Closing Date, except that the representations and warranties of Seller contained in Sections 4.02, 4.03(a), (b) and (c)(i), 4.08(b), 4.13 and 4.20, and of The Source and L-Sub contained in Section 5.03, shall survive the Closing for the period of the statute of limitations applicable thereto.

     12.09. Entire Agreement. This Agreement embodies the entire Agreement between the parties, and no representations, inducements, promises or other agreements, oral or otherwise, not embodied herein, shall be of any force or effect. This Agreement may not be modified or terminated except in writing signed by the parties hereto.

     12.10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     12.11. Third Parties. Nothing in this Agreement or in any instrument or document executed by any party hereto in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person, firm, corporation or other entity or body that is not a party hereto.

     12.12. Expenses of the Parties. All expenses involved in the preparation, authorization and consummation of this Agreement, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants in connection therewith, shall be borne solely by the party who shall have incurred the same, and no other party shall have any liability in respect thereof.

     12.13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     12.14. Ohio Law to Govern. This Agreement shall be governed by and construed under the internal laws of the State of Ohio, without regard to its conflicts of law provisions or interpretations.

     12.15. Mail and Communications. After the Closing, each party will promptly deliver to the other party the original of any mail or other communication received by that party but pertaining to the business of the other party.

     12.16. Review of Closing Balance Sheet. Seller represents, warrants and covenants to The Source that at the Closing, the Minimum Stockholders' Equity of Company shall be not less than $1.00. In order to confirm whether the Minimum Stockholders' Equity has been met, not later than 30 days following the Closing Balance Sheet Date, Seller, in cooperation with The Source, shall prepare the Closing Balance Sheet and the related statements of income for the period from December 31, 1995 to the Closing Balance Sheet Date, on a cash basis, consistently applied. In preparing the Closing Balance Sheet and related financial statements, Seller shall consult with The Source and shall permit The Source to participate in and review the preparation thereof, including all work papers, schedules and calculations related thereto, prior to the issuance thereof. The Source shall commence its review of said work papers, schedules and calculations as soon as practicable. Any dispute which arises between Seller on the one hand and The Source on the other hand as to such financial statements shall be resolved in the following manner:

          (a) The Source, if it disputes the financial statements, shall notify Seller in writing within ten days after its receipt of such financial statements that The Source disputes the financial statements, specifying in reasonable detail the nature of the dispute;

          (b) During the five day period following the date of such notice, Seller and The Source shall attempt to resolve such dispute and determine the appropriateness of the Closing Balance Sheet and related financial statements; and

          (c) If at the end of such five day period, the parties have failed to reach an agreement with respect to the dispute, the matter shall be referred to an Arbitrator selected in the manner provided in Section 10.03(d). The Arbitrator shall issue its report as to the Closing Balance Sheet and related financial statements within ten days after such dispute is referred to the Arbitrator. Each of the parties shall bear all costs and expenses incurred by it in connection with such arbitration except for the fees and expenses of the Arbitrator which shall be borne equally by Seller and The Source. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom.

Any amount by which the total Stockholders' Equity or net worth of Company, calculated on a cash basis, is less than the Minimum Stockholders' Equity shall be recovered in the manner provided in Section 10.01(b)(ii).

     IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the date first set forth above.

THE SOURCE COMPANY



By: /s/ S. Leslie Flegel                    /s/ James Looman
    -------------------------------         ----------------------------------
     S. Leslie Flegel                       James Looman
     Chairman and
      Chief Executive Officer
                                            MAGAZINE MARKETING, INC.


                                            By: /s/ James Looman
                                            ----------------------------------
                                            James Looman, President